CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm on Form N-CSR of Franklin Rising Dividends Fund, a series of Franklin Managed Trust and to the use of our report dated November 16, 2015 on the financial statements and financial highlights of Franklin Rising Dividends Fund. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders.

                  /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 16, 2016